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                                                                    EXHIBIT 4.3


                           CERTIFICATE OF AMENDMENT
                               TO THE RESTATED
                       CERTIFICATE OF INCORPORATION OF
                         BANK OF GRANITE CORPORATION
                          (Pursuant to Section 242)

     BANK OF GRANITE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Bank of Granite Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable to put before a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended said Article shall be and read as follows:

          "The maximum number of shares which the corporation shall have the authority to issue is Ten Million (10,000,000) shares of common stock, each of which shall have a par value of Five and No/100ths Dollars ($5.00)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Bank of Granite Corporation has caused this certificate to be signed by John A. Forlines, its Chairman, and Joe A. Jones, it Secretary, this 26th day of March, 1990.

                                      BY: /s/ John A. Forlines, Jr.
                                          -----------------------------------
                                          Chairman


                                      ATTEST: /s/ Joe A. Jones
                                              -------------------------------
                                              Secretary